                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (o)(ii)

                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                              SCHWAB CAPITAL TRUST

Name of Fund and Class                                  Shareholder Service Fee (as a       Transfer Agency Fee (as a
                                                        percentage of average daily net     percentage of average daily net
                                                        assets of the Fund Class)           assets of the Fund Class)
                                                        -------------------------------     -------------------------------
A.  Group I

Schwab S&P 500 Fund-Investor Shares                                   0.20%                               0.05%
Schwab S&P 500 Fund-e.Shares                                          0.05%                               0.05%
Schwab S&P 500 Fund-Select Shares                                     0.05%                               0.05%

B.  Group II

Schwab International Index Fund - Investor Shares                     0.20%                               0.05%
Schwab International Index Fund - Select Shares                       0.05%                               0.05%
Schwab Small-Cap Index Fund - Investor Shares                         0.20%                               0.05%
Schwab Small-Cap Index Fund - Select Shares                           0.05%                               0.05%
Schwab Total Stock Market Index Fund - Investor Shares                0.20%                               0.05%
Schwab Total Stock Market Index Fund - Select Shares                  0.05%                               0.05%
Schwab Small-Cap Equity Fund - Investor Shares                        0.20%                               0.05%
Schwab Small-Cap Equity Fund - Select Shares                          0.05%                               0.05%
Schwab Dividend Equity Fund - Investor Shares                         0.20%                               0.05%
Schwab Dividend Equity Fund - Select Shares                           0.05%                               0.05%
Schwab Hedged Equity Fund - Investor Shares                           0.20%                               0.05%
Schwab Hedged Equity Fund - Select Shares                             0.05%                               0.05%
Schwab International MarketMasters Fund - Investor                    0.20%                               0.05%
  Shares
Schwab International MarketMasters Fund - Select Shares               0.15%                               0.05%
Schwab U.S. MarketMasters Fund - Investor Shares
Schwab U.S. MarketMasters Fund - Select Shares

Name of Fund and Class                                  Shareholder Service Fee (as a       Transfer Agency Fee (as a
                                                        percentage of average daily net     percentage of average daily net
                                                        assets of the Fund Class)           assets of the Fund Class)
                                                        -------------------------------     -------------------------------

Schwab Balanced MarketMasters Fund - Investor Shares
Schwab Balanced MarketMasters Fund - Select Shares
Schwab Small-Cap MarketMasters Fund - Investor Shares
Schwab Small-Cap MarketMasters Fund - Select Shares


                                               SCHWAB CAPITAL TRUST

                                               By:
                                                  ------------------------------
                                                       Randall W. Merk,
                                                       President and
                                                       Chief Executive Officer

Dated as of June 1, 2004